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                            SCHEDULE 14C INFORMATION


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X] Filed by a party other than the Registrant [ ] Check the appropriate box:

[X]      Preliminary  Proxy  Statement
[  ]     Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
         14a-6(e)(2))
[  ]     Definitive  Proxy  Statement
[  ]     Definitive  Additional  Materials
[  ]     Soliciting  Material  Pursuant  to  240.14a-11(c)  or  240.14a-12



                               AUGRID CORPORATION
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]     No  fee  required
[  ]    Fee  computed  on  table  below  per Exchange Act Rules 14a-6(i)(1) and
        0-11.

     (1) Title of each class of securities to which transaction applies:
     (2)          Aggregate  number  of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)          Proposed  maximum  aggregate  value  of  transaction:
     (5)          Total  fee  paid:

[  ]     Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)          Amount  Previously  Paid:

     (2)          Form,  Schedule  or  Registration  Statement  No.:

     (3)          Filing  Party:

     (4)          Date  Filed:


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                               AUGRID CORPORATION

                              INFORMATION STATEMENT


THIS IS AN INFORMATION STATEMENT, AND NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND IN A PROXY


To  All  Stockholders  of
AUGRID  CORPORATION

At a Special Meeting of Stockholders (the "Special Meeting") of AUGRID CORPORATION, a Nevada corporation (the "Company"), that was held on March 7, 2003, at the offices of the Company, wherein the Board of Directors and the majority of shares entitled to vote took the following actions:

     1. Voted to amend the Certificate of Incorporation of the Company to change authorized number of shares from 90,000,000 million shares of Common Stock and 10,000,000 shares of preferred stock to 190,000,000 million shares of Common Stock and 10,000,000 shares of preferred stock (the "Authorization Change"); and

     2. Voted to add 10,000,000 shares of a Class B, Common, Non-Voting stock.

     3. Voted to replace Earle B. Higgens and Cecil Weatherspoon as Directors of the company and elect Michael Young, Anthony Cooper and Stan Chapman to the Board of Directors.

     The Authorization Change is more fully described in the accompanying Information Statement and the exhibits thereto, which form a part of this Notice. Information about the new Directors and Officers of the Company is also included in this Information Statement.

     Thank  you  for  your  support  of  our  company.

                                             Sincerely,

                                             M.J.  Shaheed
                                             President  and  Chief  Executive
                                             Officer
                                             Cleveland,  Ohio




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                               AUGRID CORPORATION
                        2275 East 55th Street - II Floor
                             Cleveland, Ohio  44103
                                 (216) 426-1589


                              INFORMATION STATEMENT

                                     GENERAL

     This Information Statement is furnished in connection by the Board of Directors of AUGRID CORPORATION (the "Company"), in connection with the stockholder approval of certain amendments to the Certificate of Incorporation and other actions taken.

     The Company's Board of Directors approved the resolutions on March 7, 2003. A Written Consent of Shareholders was executed on March 7, 2003. As of March 25, 2003, there are 78,216,813 shares of common stock issued

     As a result of these actions, the Company will, effective upon the filing of a Certificate of Amendment with the Secretary of State of Nevada, change its authorized capital.



SECURITY  OWNERSHIP  OF  CERTAIN
BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth certain information as of March 25, 2003, concerning the beneficial ownership of the Common Stock, (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.


Name  of  Beneficial                 Amount  and  Nature      Percent  of  Class
Owner                             of  Beneficial  Ownership
                                 Common          Preferred    Common   Preferred
--------------------------      ---------------------------- -------------------

Muhammad J. Shaheed (1)           35,537,160          0          45.4%

Mary F. Sloat-Horoszko (1)         7,323,500          0          9.4%

Essa Mashni (1)                      156,440          0          *

Michael Young (1)                  3,003,000          0          *


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Stan Chapman (1)                     511,020          0          *

Michael S. Krome, Esq. (2)         4,190,000          0          5.4%

Michael S. Krome, PC (2)           5,710,000          0          7.3%

All  Executive  Officers          46,531,120          0          59.5
and  Directors  as  a  Group  (5  persons)

Footnotes  to  Principal  shareholders:

1. Officer and/or Directors of the Company. The address of each executive officer and/or director is c/o 2275 East 55th Street, Cleveland, Ohio 44103.

2. Michael S. Krome, Esq. was issued 4,190,000 shares of common stock as compensation for his legal services to the company. In addition, the officers of the Company have entered into Escrow Agreements, whereby Michael S. Krome, shall shares into the market issued to the following person, registered on a registration statement on Form S-8, as follow: M.J. Shaeed 1,400,000 shares, Michael Young, 1,400,000 shares, Stan Chapman 1,300,000 shares and Mary F. Sloat-Horoszko 1,000,000 shares. The appropriate Rule 144 paperwork will have been filed prior to sale.




EXECUTIVE  COMPENSATION.

The following table discloses compensation paid during the fiscal year ended January 31, 2003 to (i) the Company's Chief Executive Officer, and (ii) individual(s) who were the only executive officers, other than the Chief Executive Officer, serving as executive officers at the end of 2002 whose total salary and bonus exceeded $100,000 (the "Named Executive Officers").

     ANNUAL  COMPENSATION
                                                                           OTHER
NAME AND PRINCIPAL          FISCAL YEAR          SALARY     BONUS          COMP.
POSITION                                          ($)         ($)           ($)

M.J.  Shaheed               2002               -0-          -0-      350,000(1)
Chairman,
President  and  CEO

(1) Issued as 35,000,000 shares of common stock valued at $0.01 per share No officer of the company including the company's CEO was paid a salary exceeding $100,000.00, including stock granted.


STOCK  OPTIONS  GRANTED  IN  LAST  FISCAL  YEAR

No  stock  options  were  granted  in  the  previous  year.


COMPENSATION  OF  DIRECTORS
Our only directors are the current executive officers that are already drawing salaries for the management of our Company. They are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and of Committees of the Board; however, they do not receive any additional compensation for their services as directors. Accordingly, it may be necessary for us to compensate newly appointed directors in order to attract a quality governance team. At this time we have not identified any specific individuals or candidates nor have we entered into any negotiations or activities in this regard.

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EMPLOYMENT  AGREEMENTS

No  such  agreement(s)  exists  between  any  executive  and  the  Company.



ACTIONS TAKEN



                        APPROVAL OF AUTHORIZATION CHANGE

     At the Special Meeting, holders of shares of Common Stock voted to change the authorized capital of the Company from 90,000,000 (ninety million) shares of Common Stock and 10,000,000 (ten million) shares of preferred stock to 190,000,000 (one hundred and ninety million) shares of Common Stock and 10,000,000 (ten million) shares of preferred stock and adding 10,000,000 (ten million) shares of a new Class B, common non-voting stock, by means of an amendment to the Company's Certificate of Incorporation. The Board of Directors has adopted resolutions approving the Authorization Change and recommending that the Authorization Change be submitted to the Stockholders for their approval at the Special Meeting. When the proposed amendment to the Certificate of Incorporation is approved by the requisite number of shares of Common Stock entitled to vote at the Special Meeting, the Authorization Change and the amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Nevada, which is expected to occur shortly after Stockholder approval.

     The Board of Directors determined that it was in the best interests of the Company to make this change at this time, due to the fact that the Company has issued almost the entire authorized amount securing key employees as well as personnel in its most recent assumption of its Microelectronics division.

     Accordingly, the Board of Directors decided that Article Four of the Company's Certificate of Incorporation would be amended to change the Company's authorized capital to 190,000,000 shares of Common Stock, 10,000,000 shares of preferred stock and 10,000,000 shares of Common, Class-B, non-voting stock. No other change to any of the rights and preferences of the Common Stock or Preferred is being made.


                                    EXHIBIT A

BE IT RESOLVED, that the stockholders of the Company hereby approve the Amendment to the Certificate of Incorporation of the Company as follows:

ARTICLE  4  is  amended  to  read  as  follows:

The total number of shares which the Company shall have the authority to issue is 210,000,000 shares of three classes of capital stock to be designated respectively preferred stock ("Preferred Stock") Common Stock ("Common Stock")
and  Class-B,  Non-Voting  Common-Stock  ("Non-Voting  Stock").   The  Common,
Non-Voting and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common, Non-Voting and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000 shares, par value $0.0001 per share. The total number of Class B Non-Voting Common Stock shall be 10,000,000, par value $0.0001. The total number of Common Stock the Corporation shall have authority to issue is 190,000,000 shares, par value $0.01 per share. The Preferred Stock authorized by this Certificate of Incorporation shall be issued in series. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:

(1) the designation of each series and the number of shares that shall constitute the series;
(2) the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;
(3) whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
(4) sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;
(5) the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and
(6) the voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

The Board of Directors is also authorized to establish the voting rights of the Common Stock."


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CHANGES  TO  BOARD  OF  DIRECTORS

On March 15, 2003, the following changes to the Board of Directors and the Executive Officers occurred:

The majority of shares entitled to vote, and a special meeting of shareholders voted to remove the following person as Directors of the Registrant:

Earle  B.  Higgens
Cecil  Weatherspoon


The following were elected at the special meeting of the majority of shares entitled to vote to the positions indicated:

Name                       Age          Position
M.J. Shaheed               35     Chairman of the Board of Directors, President

Mary F. Sloat-Horoszko     36     Director, Secretary
                                  Vice President of Communications and Marketing

Anthony Cooper             57     Director and Chief Technology Officer

Michael Young              44     Director and Chief Operating Officer

Stan Chapman               36     Director, Treasurer and Chief Financial
                                  Officer

Essa  Mashni               40          Director


Mary F. Sloat-Horoszko - Secretary/VP of Communications/Marketing/Director Title change, biographical information remains the same

Anthony  Cooper  -  Chief  Technology  Officer/Director
Mr. Cooper has more than 25 years experience in technology research, development and advancement. He has worked in the flat panel and semiconductor industry, lending his expertise to organizations like Alcoa, Sym-Tek and Candescent Corporation. Mr. Cooper has a reputation for successfully taking industry specific equipment design concepts from inception of process to manufacturing of product in less than two years. He holds both a BS and HNC in Mechanical Engineering and studied Industrial Law and Management at Ruskin College, Oxford.

Michael  Young  -  COO/Director
Mr. Young has over 20 years experience in Sales, Sales Management and Training. As a sales representative and national account manager for a national magazine and statewide newspaper Mr. Young rejuvenated sales in his territory, tripling sales during his tenure. As a manager and owner in the electronic security industry Mr. Young serviced both retail sales as well as wholesale distribution to regional territories. He is an accomplished public speaker and trainer, working with colleagues including Tony Brown, Les Brown and Zig Ziglar.

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Stan  Chapman  -  Treasurer/CFO/Director
BS Business Administration\ Accounting. With over13 years of Public Accounting experience Mr. Chapman has operated as comptroller for Augrid Corporation as well as CEO of a Private Consulting Firm and controller for both public and private companies. Stan also currently serves as CFO for a Cleveland not-for-profit organization. Mr. Chapman's financial services experience includes extensive auditing, projections, budget and corporate tax returns.




                             ADDITIONAL INFORMATION

You may access additional information regarding the Company, including all reports filed with the Securities and Exchange Commission, through the Securities and Exchange Commission's EDGAR archives at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ M.J. Shaheed
---------------------------------------
M.J. Shaheed, Chairman of the Board





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